EXHIBIT 99.1


                                     [LOGO]
                                                        FOR FURTHER INFORMATION:
                                                             Dennis Klaeser, CFO
                                                            PrivateBancorp, Inc.
                                                                    312-683-7100
For Immediate Release


              PRIVATEBANCORP REPORTS RECORD FIRST QUARTER EARNINGS

            Earnings per share up 32 percent over first quarter 2003
          Announces Plans to open a new Gold Coast Office and Acquire a
                            Mortgage Banking Company


         Chicago, IL, April 19, 2004--PrivateBancorp, Inc. (NASDAQ: PVTB) today reported that earnings per share increased 32 percent to $0.58 per diluted share for the first quarter 2004 compared to first quarter 2003 earnings per diluted share of $0.44. Net income for the first quarter ended March 31, 2004 was $6.0 million, an increase of 65 percent over first quarter 2003 net income of $3.6 million.

         "Our record results reflect continued focus on our strategy and strong financial performance throughout the Company," said Ralph B. Mandell, Chairman, President and CEO. "Quality asset growth drove significant increases in net interest income. Loans increased over 30 percent from last year's first quarter-end and nearly 10 percent from year-end 2003, while nonperforming loans as a percentage of total loans fell to 0.06%. Continued growth in our wealth management business contributed to significantly higher non-interest income compared to a year ago with assets under management in excess of $1.5 billion at quarter's end."

         The Company also announced that it has signed a letter of intent for the site of a new Chicago banking office in the historic Palmolive Building at the corner of North Michigan Avenue and Walton Place in Chicago's affluent Gold Coast neighborhood. The second floor site occupies a total of 4,800 square feet and will have a private first floor entry on Walton Place. The Palmolive Building, one of the city's most recognized landmarks, is a major adaptive reuse development with construction underway to transform most of the building into luxury condominiums. Based upon the current construction schedule, the Company expects to open this new office late this year.

         The Company also announced that it has entered into a letter of intent to acquire Corley Financial Corporation, a Chicago-based, mortgage banking boutique that originated approximately $180.0 million in single-family residential loans in 2003. The PrivateBank currently outsources its processing of residential mortgage loans to Corley Financial in a business relationship that was established over three years ago. The Company anticipates that Corley Financial will be maintained as a separate subsidiary of PrivateBancorp, Inc. and that it will operate under the name The PrivateBank Mortgage Company after the consummation of the transaction. James F. Brady, the current owner and CEO of Corley Financial, will be appointed as a Managing Director and head the unit. The Company expects the transaction, which is subject to definitive documentation and regulatory approval, to be slightly accretive to earnings per share in 2004.

         "We are excited about growth opportunities in Chicago and St. Louis, and expect our Gold Coast banking office will enable us to more effectively serve the affluent communities in Chicago's near north area," said Mandell. The Corley acquisition will allow us to better serve our clients and lower our costs in mortgage origination, while adding highly experienced mortgage lenders to our client service teams. We also continue to actively explore attractive opportunities to expand our geographic footprint," added Mandell.

         Separately, the Company announced that it has accepted the resignation of John Gorman as director, effective April 16, 2004. Mr. Gorman, a director of PrivateBancorp, Inc. and PrivateBank since 1994, is in the process of acquiring a bank in down-state Illinois and felt it was in the best interests of the Company that he step down from both Boards so as to avoid any potential for conflicts of interest. "I would like to publicly thank John Gorman for his service to our Company and our fellow shareholders as a member of our Board of Directors over the past 10 years. While we are sorry to lose John as a director, he remains a friend and a valued client of our Company," said Mandell.

         Net interest income totaled $17.6 million in the first quarter 2004, an increase of 35 percent over first quarter 2003 net interest income of $13.0 million, primarily due to growth in average earning assets and improved net interest margin compared to the year earlier period. Average earning assets during the period were $1.9 billion, compared to $1.5 billion in the prior year quarter, an increase of 27 percent. Compared to the fourth quarter 2003, average earning assets increased by $118.0 million, or 7 percent during the first quarter 2004. Net interest margin (on a tax equivalent basis) was 3.80 percent in the first quarter 2004, up from 3.68 percent in the prior year first quarter and down from 3.82 percent in the fourth quarter 2003. The change in our net interest margin on a quarter linked basis is largely due to the decrease in the dividend paid on our Federal Home Loan Bank stock investment, which was 6.5 percent in the first quarter 2004 as compared to 7.0 percent in the fourth quarter 2003.

         During the first quarter 2004, we continued our focus of lengthening the maturities of our funding sources. As part of this strategy, we increased the amount of brokered deposits that have maturities of three years or greater from $32.0 million, or 7 percent of all brokered deposits, at December 31, 2003, to $65.0 million, or 15 percent of brokered deposits, at March 31, 2004. Our strategy to add longer-term funding sources will slightly compress net interest margin in the second quarter but should have a positive impact in future quarters if market interest rates continue to rise.

         The provision for loan losses was $1.3 million for the first quarter 2004, compared to $956,000 in the prior year first quarter and $1.6 million in the fourth quarter 2003. Net recoveries totaled $103,000 in the quarter ended March 31, 2004 versus net charge-offs of $70,000 in the prior year quarter and net charge-offs of $360,000 in the fourth quarter 2003. The allowance for loan losses as a percentage of total loans was 1.23 percent as of March 31, 2004 compared to 1.22 percent at March 31, 2003 and unchanged from 1.23 percent at December 31, 2003.

         Non-interest income was $2.9 million in the first quarter 2004, reflecting an increase of approximately $0.5 million or 21 percent from the first quarter 2003. The increase in fee income was primarily attributable to increases in wealth management fee revenue, while the increases in securities gains were more than offset by increased losses resulting from the fair market value adjustment of an interest rate swap. During the first quarter 2004, the company recognized securities gains of $998,000, compared to losses of $55,000 in the first quarter 2003. Non-interest income for the first quarter 2004 reflects the fair market value adjustment on a $25.0 million 10-year treasury rate for 3-month LIBOR interest rate swap, which resulted in losses of $1.1 million during the first quarter 2004, versus losses of $230,000 in the first quarter 2003.

         Wealth management assets under management increased 31 percent to $1.576 billion at March 31, 2004 compared to $1.204 billion at March 31, 2003. At December 31, 2003, wealth management assets under management totaled $1.5 billion. Wealth management fee income was $2.0 million during the quarter as compared to $1.5 million in the year ago quarter and $1.9 million in the fourth quarter 2003. Increased wealth management fee income, resulting from growth in assets under management, more than offset declines in residential mortgage fee income. Residential mortgage fee income was approximately $464,000 for the first quarter 2004 compared to $782,000 in the first quarter 2003 and $451,000 in the fourth quarter 2003.

         Non-interest expense increased to $10.5 million in the first quarter 2004 from $9.4 million in the first quarter 2003. The 12 percent increase in non-interest expense between periods is attributable to increases in personnel costs associated with our growing client service team. We have continued to add qualified, experienced managing directors to our team to ensure the future growth of the organization. Full-time equivalent employees increased to 225 from 194 a year ago. The efficiency ratio improved to 49.1 percent in the first quarter 2004 from 58.5 percent in the prior year's quarter and 50.1 percent in the fourth quarter 2004.

         Loans outstanding increased to $1.3 billion at March 31, 2004, reflecting growth of 33 percent over the $1.0 billion in loans outstanding at March 31, 2003. Loans outstanding as of March 31, 2004 increased by 10 percent from December 31, 2003 loans outstanding of $1.2 billion. At March 31, 2004, nonperforming loans as a percentage of total loans were 0.06 percent, versus
0.09 percent at December 31, 2003 and 0.35 percent at March 31, 2003. At March 31, 2004, nonaccrual loans as a percentage of total loans were 0.01 percent, versus 0.003 percent at December 31, 2003 and 0.15 percent at March 31, 2003.

         Deposits increased by 19 percent to $1.6 billion during the first quarter 2004 as compared to total deposits of $1.4 billion at March 31, 2003. Total deposits increased at a rate of 5 percent during the first quarter to $1.6 billion, compared to total deposits of $1.5 billion as of December 31, 2003. Brokered deposits were $426.0 million at March 31, 2004, a decrease of 5 percent or $22.0 million from $447.9 million at December 31, 2003 and an increase of 10 percent or $39.0 million from $387.0 million at March 31, 2003.

         PrivateBancorp, Inc. was organized in 1989 to provide highly personalized financial services primarily to affluent individuals, professionals, owners of closely-held businesses and commercial real estate investors. The Company operates two banking subsidiaries, The PrivateBank and Trust Company and The PrivateBank (St. Louis). The PrivateBank and Trust Company subsidiary has a controlling interest in a Chicago-based investment advisor, Lodestar Investment Counsel, LLC. The Company, which had assets of $2.1 billion at March 31, 2004, currently has banking offices in Chicago, Wilmette, Oak Brook, St. Charles, Lake Forest, Winnetka, and Geneva, Illinois, and in St. Louis, Missouri.

         Additional information can be found in the Investor Relations section of PrivateBancorp, Inc.'s website at www.privatebancorp.com. Forward-Looking
Statements: Statements contained in this news release that are not historical facts may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to, fluctuations in market rates of interest and loan and deposit pricing, greater than anticipated deterioration in asset quality due to a prolonged economic downturn in the greater Chicago and St. Louis metropolitan areas, legislative or regulatory changes, adverse developments in the Company's loan or investment portfolios, unanticipated difficulties in signing and closing the Corley Financial transaction or unexpected difficulties in integrating or operating the mortgage banking business, unanticipated construction delays relating to our new office to be located in the Palmolive Building, competition and the possible dilutive effect of potential acquisitions, expansion or future capital raises. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update publicly any of these statements in light of future events.


                  Editor's Note: Financial highlights attached.

                                       ###

                              PRIVATEBANCORP, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                         THREE MONTHS ENDED
                                                                             MARCH 31,
                                                                   ----------------------------
                                                                     2004               2003
                                                                   ---------          ---------
                                                                   UNAUDITED          UNAUDITED
INTEREST INCOME
Interest and fees on loans.................................    $    17,680            $   15,167
Interest on investment securities..........................          7,929                 5,379
Interest on short-term investments.........................              6                    25
                                                               -----------            ----------
   Total interest income...................................         25,615                19,613
                                                               -----------            ----------

INTEREST EXPENSE
Interest on deposits.......................................          6,093                 5,777
Interest on borrowings.....................................          1,486                 1,312
Interest on long-term debt -- Trust Preferred Securities...            485                   485
                                                               -----------            ----------
   Total interest expense..................................          8,064                 7,574
                                                               -----------            ----------

NET INTEREST INCOME                                                 17,551                12,997
Provision for loan losses..................................          1,326                   956
                                                               -----------            ----------
Net interest income after provision........................         16,225                12,041
                                                               -----------            ----------

NON-INTEREST INCOME
Banking, wealth management services and other income.......          2,980                 2,701
Net securities gains (losses)..............................            998                   (55)
Losses on interest rate swap...............................         (1,066)                 (230)
                                                               -----------            ----------
Total non-interest income..................................          2,912                 2,416
                                                               -----------            ----------

NON-INTEREST EXPENSE
Salaries and benefits......................................          6,035                 4,778
Other operating expenses...................................          4,462                 4,599
Amortization of intangibles................................             42                    42
                                                               -----------            ----------
Total non-interest expense.................................         10,539                 9,419
                                                               -----------            ----------

Minority interest expense..................................             67                    38
                                                               -----------            ----------
Income before income taxes.................................          8,531                 5,000
                                                               -----------            ----------
Income tax expense.........................................          2,581                 1,397
                                                               -----------            ----------
NET INCOME.................................................    $     5,950            $    3,603
                                                               ===========            ==========

WEIGHTED AVERAGE SHARES O/S................................      9,730,567             7,600,804
DILUTED AVERAGE SHARES O/S.................................     10,307,347             8,142,210

EARNINGS PER SHARE
Basic......................................................    $      0.61            $     0.47
Diluted....................................................    $      0.58            $     0.44

NOTE 1: Certain reclassifications have been made to prior period statements to place them on a basis comparable with the current period financial statements.

                              PRIVATEBANCORP, INC.
                           CONSOLIDATED BALANCE SHEETS
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                           3/31/04              12/31/03              3/31/03
                                                          ---------            ----------            ---------
                                                          UNAUDITED              AUDITED             UNAUDITED
ASSETS
Cash and due from banks..............................    $   60,047           $   49,115           $   46,643
Short-term investments...............................         1,224                  985                7,415
Investment securities -- available for sale..........       692,678              669,262              505,877
Loans held for sale..................................         4,133                4,420               12,591

Loans................................................     1,344,706            1,224,657            1,018,196
Allowance for loan losses............................       (16,529)             (15,100)             (12,471)
                                                         ----------           ----------           ----------
   Net loans.........................................     1,328,177            1,209,557            1,005,725

Premises and equipment, net..........................         5,924                6,233                6,516
Goodwill.............................................        19,242               19,242               19,242
Other assets.........................................        27,669               26,109               24,986
                                                         ----------           ----------           ----------
   Total Assets......................................    $2,139,094           $1,984,923           $1,628,995
                                                         ==========           ==========           ==========

LIABILITIES
Non-interest bearing deposits........................    $  153,197           $  135,110           $   88,243
Interest bearing deposits............................     1,469,702            1,412,249            1,277,101
                                                         ----------           ----------           ----------
   Total deposits....................................     1,622,899            1,547,359            1,365,344
                                                         ----------           ----------           ----------

Funds borrowed.......................................       297,537              219,563              124,933
Long-term debt -- Trust Preferred Securities.........        20,000               20,000               20,000
Other liabilities....................................        24,617               31,045               23,345
                                                         ----------           ----------           ----------
   Total Liabilities.................................     1,965,053            1,817,967            1,533,622
                                                         ----------           ----------           ----------

STOCKHOLDERS' EQUITY
Common stock and additional paid-in-capital..........       114,633              113,650               53,356
Retained earnings....................................        51,545               46,193               31,076
Accumulated other comprehensive income...............        10,770                9,909               11,403
Deferred compensation................................        (2,907)              (2,796)                (462)
                                                         ----------           ----------           ----------
Total Stockholders' Equity...........................       174,041              166,956               95,373
                                                         ----------           ----------           ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY...........    $2,139,094           $1,984,923           $1,628,995
                                                         ==========           ==========           ==========

BOOK VALUE PER SHARE.................................    $    17.44           $    16.94           $    12.29


NOTE 1: Certain reclassifications have been made to prior period statements to place them on a basis comparable with the current period financial statements.

                              PRIVATEBANCORP, INC.
                               KEY FINANCIAL DATA
                                    UNAUDITED
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                      1Q04          4Q03          3Q03          2Q03           1Q03
                                                    --------      --------      --------      --------       --------
KEY STATISTICS
Net income...................................        $ 5,950       $ 5,723       $ 5,130       $ 4,613        $ 3,603
Basic earnings per share.....................        $  0.61       $  0.59       $  0.57       $  0.60        $  0.47
Diluted earnings per share...................        $  0.58       $  0.56       $  0.54       $  0.56        $  0.44

Return on average total assets...............           1.17%         1.19%         1.15%         1.10%          0.92%
Return on average total equity...............          13.87%        14.03%        14.57%        18.81%         15.49%
Dividend payout ratio........................          10.03%         6.89%         7.67%         6.75%          8.62%

Non-interest income to average assets........           0.57%         0.63%         0.92%         1.06%          0.62%
Non-interest expense to average assets.......           2.08%         2.16%         2.38%         2.33%          2.41%
Net overhead ratio(1)........................           1.51%         1.53%         1.46%         1.27%          1.80%
Efficiency ratio(2)..........................           49.1%         50.1%         53.9%         55.0%          58.5%

Net interest margin(3).......................           3.80%         3.82%         3.64%         3.33%          3.68%
Yield on average earning assets..............           5.46%         5.48%         5.37%         5.30%          5.73%
Cost of average interest-bearing liabilities.           1.89%         1.88%         1.94%         2.14%          2.20%
Net interest spread(4).......................           3.57%         3.60%         3.43%         3.16%          3.53%
Tax equivalent adjustment to net interest
   income(5).................................        $ 1,017       $   925        $  772       $   742        $   695

------------------
(1) Non-interest expense less non-interest income divided by average total assets.
(2) Non-interest expense divided by the sum of net interest income, on a tax equivalent basis, plus non-interest income.
(3) Net interest income, on a tax equivalent basis, divided by average interest-earning assets.
(4) Yield on average interest-earning assets less rate on average interest-bearing liabilities.
(5) The company adjusts GAAP reported net interest income by the tax equivalent adjustment amount to account for the tax attributes on federally tax exempt municipal securities. For GAAP purposes, tax benefits associated with federally tax exempt municipal securities are recorded as a benefit in income tax expense. The following table reconciles reported net interest income to net interest income on a tax equivalent basis for the periods presented:

                                                    RECONCILIATION OF NET INTEREST INCOME TO NET INTEREST
                                                               INCOME ON A TAX EQUIVALENT BASIS
                                                    --------------------------------------------------------
                                                      1Q04        4Q03         3Q03        2Q03        1Q03
                                                    -------     -------      -------     -------     -------
         Net interest income....................... $17,551     $16,772      $14,813     $12,558     $12,997
         Tax equivalent adjustment to net interest
            income.................................   1,017         925          772         742         695
                                                    -------     -------      -------     -------     -------
         Net interest income, tax equivalent basis. $18,568     $17,697      $15,585     $13,300     $13,692
                                                    -------     -------      -------     -------     -------

                              PRIVATEBANCORP, INC.
                               KEY FINANCIAL DATA
                                    UNAUDITED
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                      1Q04          4Q03          3Q03          2Q03           1Q03
                                                    --------      --------      --------      --------       --------

BALANCE SHEET RATIOS
Loans to deposits (period end)...............          82.86%        79.14%        76.67%        73.83%         74.57%

Average interest-earning assets to average
   interest-bearing liabilities..............          113.5         113.9         112.4         108.2          107.1

PER SHARE DATA
Dividends....................................          $0.06         $0.04         $0.04         $0.04          $0.04
Book value (period end)......................         $17.44        $16.94        $16.37        $12.89         $12.29
Tangible book value (period end)(1)..........         $15.28        $14.75        $14.17        $10.10          $9.49

SHARE PRICE DATA (PERIOD END)
Closing price................................         $51.60        $45.29        $33.11        $27.27         $22.95
Diluted earnings multiple(2).................          22.18         20.38         15.45         12.14          12.86
Book value multiple..........................           2.96          2.67          2.02          2.12           1.87

COMMON STOCK INFORMATION
Outstanding shares at end of period..........      9,977,424     9,853,664     9,840,034     7,787,034      7,762,014

NUMBER OF SHARES USED TO COMPUTE:
Basic earnings per share.....................      9,730,567     9,660,655     9,009,234     7,649,749      7,600,804
Diluted earnings per share...................     10,307,347    10,290,510     9,574,802     8,174,011      8,142,210

CAPITAL RATIOS (PERIOD END)(3):
Total equity to total assets.................           8.14%         8.41%         8.68%         5.70%          5.85%
Total risk-based capital ratio...............          12.14%        12.71%        12.88%         8.37%          8.30%
Tier-1 risk-based capital ratio..............          11.01%        11.59%        11.79%         7.06%          6.99%
Leverage ratio...............................           8.03%         8.25%         8.52%         5.23%          5.27%

------------------
(1) Tangible book value is total capital less goodwill and other intangibles divided by outstanding shares at end of period.
(2) Period end closing stock price divided by annualized quarterly earnings for the quarter then ended.
(3) Capital ratios for the most recent period presented in the press release are based on preliminary data.

                              PRIVATEBANCORP, INC.
                               KEY FINANCIAL DATA
                                    UNAUDITED
                             (DOLLARS IN THOUSANDS)

                                                      1Q04          4Q03          3Q03          2Q03           1Q03
                                                    --------      --------      --------      --------       --------
SUMMARY INCOME STATEMENT

INTEREST INCOME
Interest on fees on loans.................           $17,680       $16,588       $15,830       $15,208        $15,167
Interest on investment securities.........             7,929         7,773         6,333         5,148          5,379
Interest on short-term investments........                 6             6             6            31             25
                                                     -------       -------       -------       -------        -------
   Total interest income..................            25,615        24,367        22,169        20,387         20,571

INTEREST EXPENSE..........................             8,064         7,595         7,356         7,829          7,574
                                                     -------       -------       -------       -------        -------

NET INTEREST INCOME ......................            17,551        16,772        14,813        12,558         12,997
Provision for loan losses.................             1,326         1,595         1,092           730            956
                                                     -------       -------       -------       -------        -------
NET INTEREST INCOME AFTER PROVISION FOR
   LOAN LOSSES............................            16,225        15,177        13,721        11,828         12,041
                                                     -------       -------       -------       -------        -------

NON INTEREST INCOME
Banking, wealth management services and
   other income...........................             2,980         2,889         3,657         3,181          2,701
Net securities gains (losses).............               998          (163)         (333)        2,310            (55)
(Losses) gains on interest rate swap......            (1,066)          280           765        (1,054)          (230)
                                                     -------       -------       -------       -------        -------
   Total non-interest income..............             2,912         3,006         4,089         4,437          2,416
                                                     -------       -------       -------       -------        -------

NON INTEREST EXPENSE
Salaries and benefits.....................             6,035         5,670         5,338         5,070          4,778
Amortization of intangible................                42            42            42            42             42
Occupancy expense.........................             1,360         1,472         1,403         1,270          1,419
Other operating expenses..................             3,102         3,182         3,820         3,374          3,180
                                                     -------       -------       -------       -------        -------
   Total non-interest expense.............            10,539        10,366        10,603         9,756          9,419
                                                     -------       -------       -------       -------        -------

Minority interest expense.................                67            52            59            44             38
                                                     -------       -------       -------       -------        -------

INCOME BEFORE INCOME TAXES................             8,531         7,765         7,148         6,465          5,000
Income tax expense........................             2,581         2,042         2,018         1,852          1,397
                                                     -------       -------       -------       -------        -------

NET INCOME................................           $ 5,950       $ 5,723       $ 5,130      $  4,613        $ 3,603
                                                     =======       =======       =======       =======        =======

                              PRIVATEBANCORP, INC.
                               KEY FINANCIAL DATA
                                    UNAUDITED
                             (DOLLARS IN THOUSANDS)

                                                      1Q04          4Q03          3Q03          2Q03           1Q03
                                                    --------      --------      --------      --------       --------
CREDIT QUALITY
KEY RATIOS
Net charge-offs (recoveries) to average
   loans.................................              -0.03%         0.12%         0.09%         0.07%          0.03%
Total non-performing loans to total loans               0.06%         0.09%         0.17%         0.26%          0.35%
Total non-performing assets to total
   assets................................               0.04%         0.06%         0.10%         0.16%          0.22%
Nonaccrual loans to:
   Total loans...........................               0.01%         0.00%         0.05%         0.08%          0.15%
   Total assets..........................               0.01%         0.00%         0.03%         0.05%          0.09%
Allowance for loan losses to:
   Total loans...........................               1.23%         1.23%         1.23%         1.22%          1.22%
   Non-performing loans..................               1954%         1343%          723%          476%           355%
   Nonaccrual loans......................              12626%        41369%         2681%         1465%           841%

NON-PERFORMING ASSETS:
Loans delinquent over 90 days............            $   715       $ 1,088       $ 1,401       $ 1,849        $ 2,032
Nonaccrual loans.........................                131            36           517           889          1,483
                                                     -------       -------       -------       -------        -------
   Total non-performing assets...........            $   846       $ 1,124       $ 1,918       $ 2,738        $ 3,515
                                                     =======       =======       =======       =======        =======

NET LOAN CHARGE-OFFS (RECOVERIES):
Loans charged off........................            $     5       $   367       $   335       $   435        $    81
Recoveries...............................                108             7            89           253             11
                                                     -------       -------       -------       -------        -------
Net charge-offs (recoveries).............            $  (103)      $   360       $   246       $   182        $    70
                                                     =======       =======       =======       =======        =======

PROVISION FOR LOAN LOSSES................            $ 1,326       $ 1,595       $ 1,092       $   730        $   956
                                                     =======       =======       =======       =======        =======

ALLOWANCE FOR LOAN LOSSES SUMMARY
Balance at beginning of period...........            $15,100       $13,865       $13,019       $12,471        $11,585
Provision................................              1,326         1,595         1,092           730            956
Net charge-offs (recoveries).............               (103)          360           246           182             70
                                                     -------       -------       -------       -------        -------
Balance at end of period.................            $16,529       $15,100       $13,865       $13,019        $12,471
                                                     =======       =======       =======       =======        =======

NET LOAN CHARGE-OFFS (RECOVERIES):
Commercial real estate...................                 --            --            --            --             --
Residential real estate..................                 --            --            --            --             --
Commercial...............................            $  (105)      $   312       $   327       $    92        $     1
Personal.................................                  2            48           (81)           90             69
Home equity..............................                 --            --            --            --             --
Construction.............................                 --            --            --            --             --
                                                     -------       -------       -------       -------        -------
Total net loan charge-offs (recoveries)..            $  (103)      $   360       $   246       $   182        $    70
                                                     =======       =======       =======       =======        =======

                                               PRIVATEBANCORP, INC.
                                                  BALANCE SHEETS
                                              (DOLLARS IN THOUSANDS)

                                           UNAUDITED       AUDITED        UNAUDITED       UNAUDITED        UNAUDITED
                                            3/31/04        12/31/03        09/30/03        6/30/03          3/31/03
                                           ---------       ---------      ----------      ----------       ---------
  ASSETS
  Cash and due from banks.............      $   60,047     $   49,115        $   33,551    $   51,771      $   46,643
  Short-term investments..............           1,224            985             1,999         9,145           7,415
  Investment securities -- available
     for sale.........................         692,678        669,262           647,433       581,743         505,877
  Loans held for sale.................           4,133          4,420             5,554        12,570          12,591
  Loans...............................       1,344,706      1,224,657         1,131,706     1,066,919       1,018,196
     Less:  Allowance for loan
        losses........................         (16,529)       (15,100)          (13,865)      (13,019)        (12,471)
                                            ----------     ----------        ----------    ----------      ----------
     Net loans........................       1,328,177      1,209,557         1,117,841     1,054,189       1,005,725
                                            ----------     ----------        ----------    ----------      ----------
  Premises and equipment, net.........           5,924          6,233             6,334         6,284           6,516
  Goodwill............................          19,242         19,242            19,242        19,242          19,242
  Other assets........................          27,669         26,109            25,149        25,020          24,986
                                            ----------     ----------        ----------    ----------      ----------
     Total Assets.....................      $2,139,094     $1,984,923        $1,857,103    $1,759,676      $1,628,995
                                            ==========     ==========        ==========    ==========      ==========

  LIABILITIES AND STOCKHOLDERS'
     EQUITY
  Non-interest bearing deposits.......      $  153,197     $  135,110        $  125,505    $  110,244      $   88,243
  Interest bearing demand deposits....          79,453         85,083            71,958        79,397          73,699
  Savings and money market deposits...         646,838        562,234           484,662       497,437         476,100
  Time deposits.......................         743,411        764,932           793,922       758,512         727,302
                                            ----------     ----------        ----------    ----------      ----------
     Total deposits...................       1,622,899      1,547,359         1,476,047     1,445,590       1,365,344
  Funds borrowed......................         297,537        219,563           164,491       170,433         124,933
  Long-term debt -- Trust Preferred
     Securities.......................          20,000         20,000            20,000        20,000          20,000
  Other liabilities...................          24,617         31,045            35,460        23,313          23,345
                                            ----------     ----------        ----------    ----------      ----------
     Total liabilities................       1,965,053      1,817,967         1,695,998     1,659,336       1,533,622
  Stockholders' equity................         174,041        166,956           161,105       100,340          95,373
                                            ----------     ----------        ----------    ----------      ----------
     Total Liabilities and
        Stockholders' Equity..........      $2,139,094     $1,984,923        $1,857,103    $1,759,676      $1,628,995
                                            ==========     ==========        ==========    ==========      ==========

                              PRIVATEBANCORP, INC.
                        AVERAGE QUARTERLY BALANCE SHEETS
                        (UNAUDITED, DOLLARS IN THOUSANDS)


                                         3/31/04         12/31/03        09/30/03        6/30/03          3/31/03
                                        ---------       ----------      ----------      ---------        ---------
ASSETS
Cash and due from banks.............    $   35,533      $   33,812      $   36,424     $    40,194      $   36,159
Short-term investments..............         1,648           1,597           1,480           9,765          11,833
Investment securities--available
   for sale.........................       690,826         652,463         589,624         543,799         492,443
Loans held for sale.................         3,640           4,481          11,228          10,401          11,178
Loans...............................     1,263,047       1,175,718       1,091,982       1,037,902         993,797
   Less:  Allowance for loan
      losses........................       (15,544)        (14,332)        (13,358)        (12,628)        (12,091)
                                        ----------      ----------      ----------      ----------      ----------
   Net loans........................     1,247,503       1,161,386       1,078,624       1,025,274         981,706
                                        ----------      ----------      ----------      ----------      ----------
Premises and equipment, net.........         6,153           6,332           6,376           6,452           6,757
Goodwill............................        21,338          19,233          19,275          19,249          19,756
Other assets........................        25,179          25,079          27,774          25,758          22,322
                                        ----------      ----------      ----------      ----------      ----------
   Total Assets.....................    $2,031,820      $1,904,383      $1,770,805      $1,680,892      $1,582,154
                                        ==========      ==========      ==========      ==========      ==========

LIABILITIES AND STOCKHOLDERS'
   EQUITY
Non-interest bearing deposits.......   $   127,635     $   122,372    $    111,010    $     96,582    $     81,926
Interest bearing demand deposits....        84,975          82,293          76,223          75,019          65,977
Savings and money market deposits...       580,663         541,432         478,659         487,814         477,748
Time deposits.......................       717,282         772,564         755,081         724,497         637,990
                                        ----------      ----------      ----------      ----------      ----------
   Total deposits...................     1,510,555       1,518,661       1,420,973       1,383,912       1,263,641
Funds borrowed......................       305,930         183,290         169,088         157,485         191,898
Long-term debt -- Trust Preferred
   Securities.......................        20,000          20,000          20,000          20,000          20,000
Other liabilities...................        23,301          20,619          21,093          21,130          12,241
                                        ----------      ----------      ----------      ----------      ----------
   Total liabilities................     1,859,786       1,742,570       1,631,154       1,582,527       1,487,780
Stockholders' equity................       172,034         161,813         139,651          98,365          94,374
                                        ----------      ----------      ----------      ----------      ----------
   Total Liabilities and
      Stockholders' Equity..........    $2,031,820      $1,904,383      $1,770,805      $1,680,892      $1,582,154
                                        ==========      ==========      ==========      ==========      ==========

                              PRIVATEBANCORP, INC.
                       AVERAGE YEAR-TO-DATE BALANCE SHEETS
                        (UNAUDITED, DOLLARS IN THOUSANDS)


                                         3/31/04         12/31/03        09/30/03        6/30/03          3/31/03
                                        ---------       ----------      ----------      ---------        ---------
ASSETS
Cash and due from banks...........      $   35,533      $   36,548     $    37,598    $     38,197    $     36,159
Short-term investments............           1,648           6,348           7,696          10,794          11,833
Investment securities--available
   for sale.......................         690,826         569,718         541,833         518,263         492,443
Loans held for sale...............           3,640           9,359          11,003          10,370          11,178
Loans.............................       1,263,047       1,075,344       1,041,520       1,016,390         993,797
   Less:  Allowance for loan
      losses......................         (15,544)        (13,109)        (12,697)        (12,361)        (12,091)
                                        ----------      ----------      ----------      ----------      ----------
   Net loans......................       1,247,503       1,062,235       1,028,823       1,004,029         981,706
                                        ----------      ----------      ----------      ----------      ----------
Premises and equipment, net.......           6,153           6,478           6,527           6,604           6,757
Goodwill..........................          21,338          19,353          19,416          19,501          19,756
Other assets......................          25,179          24,531          26,482          26,018          22,321
                                        ----------      ----------      ----------      ----------      ----------
   Total Assets...................      $2,031,820      $1,734,570      $1,679,378      $1,633,776      $1,582,153
                                        ==========      ==========      ==========      ==========      ==========

LIABILITIES AND STOCKHOLDERS'
   EQUITY
Non-interest bearing deposits.....      $  127,635      $  103,073      $   96,246      $   89,431      $   81,926
Interest bearing demand deposits..          84,975          74,926          72,444          70,523          65,977
Savings and money market deposits.         580,663         496,607         480,717         482,809         477,748
Time deposits.....................         717,282         722,990         706,285         681,483         637,990
                                        ----------      ----------      ----------      ----------      ----------
   Total deposits.................       1,510,555       1,397,596       1,355,692       1,324,246       1,263,641
Funds borrowed....................         305,930         175,451         172,862         174,781         191,898
Long-term debt -- Trust Preferred
   Securities.....................          20,000          20,000          20,000          20,000          20,000
Other liabilities.................          23,301          17,924          19,016          18,731          12,318
                                        ----------      ----------      ----------      ----------      ----------
   Total liabilities..............       1,859,786       1,610,971       1,567,570       1,537,758       1,487,857
Stockholders' equity..............         172,034         123,599         111,808          96,018          94,296
                                        ----------      ----------      ----------      ----------      ----------
   Total Liabilities and
      Stockholders' Equity........      $2,031,820      $1,734,570      $1,679,378      $1,633,776      $1,582,153
                                        ==========      ==========      ==========      ==========      ==========